CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in the constituting part of this Registration Statement on Amendment No. 2 to Form 10-SB of our report dated December 31, 1996, relating to the financial statements of Delta Environmental, Inc. We also consent to the reference to us under the heading "Experts" in such document.


/s/ Semple & Cooper, LLP
Semple & Cooper, LLP

Phoenix, Arizona
July 17, 1997